Exhibit 17

PROXY CARD

FORUM FUNDS

Liberty Street Horizon Fund

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

________________, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES FOR THE FORUM FUNDS

The undersigned holder of shares of beneficial interest of The Liberty Street Horizon Fund (the “Fund”) hereby constitutes and appoints ______________, or in his/her absence, ___________, as proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Special Meeting of Shareholders of the Fund to be held on _____________, 2009 at the offices of Liberty Street Advisors, Inc., 125 Maiden Lane, 6th Floor, New York, NY 10038 at _______ a.m. Eastern time, and at any and all adjournments thereof, relating to all shares of the Fund held by the undersigned or relating to all shares of the Fund held by the undersigned which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Date: __________________, 2009

____________________________
Signature (Sign in the Box)

Please sign exactly as your name or names appear on the left. Joint owners should each sign personally. When signing as attorney, executor, administrator, Trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by preside or other authorized Officer. If a partnership, please sign in partnership name by authorized person.
[Missing Graphic Reference]
Please fill in one of the boxes as shown using black or blue ink or number 2 pencil.
PLEASE DO NOT USE FINE POINT PENS.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED (FOR) THE REORGANIZATION. THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSAL REFERRED TO AND ACCORDING TO THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization for the sale of all of the assets of the Liberty Street Horizon Fund (the “Target Fund”), currently a series of Forum Funds, to, and the assumption of all of the liabilities of the Target Fund by, the Liberty Street Horizon Fund (the “Acquiring Fund”), a newly-created series of Investment Managers Series Trust, in exchange for the Acquiring Fund’s shares, which would be distributed pro rata by the Target Fund to the holders of its shares in complete liquidation of the Target Fund.
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.